FL0974



ORDINARY SHARES

PAR VALUE $2.50 EACH

INCORPORATED UNDER THE LAWS OF THE ISLANDS OF BERMUDA

THIS CERTIFICATE IS TRANSFERABLE IN RIDGEFIELD PARK, NJ OR NEW YORK, NY

CUSIP 63682E 12 7

SEE REVERSE FOR CERTAIN DEFINITIONS

FRONTLINE LTD.

THIS IS TO CERTIFY THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF

Frontline LTD. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Bye Laws of the Company, copies of which are on file with the Transfer Agent, to all of which the holder hereof by acceptance assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Company and the signatures of its duly authorized officers.

Dated:

Kate Blankenship

Secretary

Frontline Ltd
BERMUDA
1992

John Fredriksen

Chairman and Director

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY

This certificate also evidences certain Rights as set forth in a Rights Agreement between Frontline Ltd. (formerly London & Overseas Freighters Limited) and The Bank of New York dated as of December 6, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is available for inspection by members at the registered office of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void. Rights shall not be exercisable for securities in any jurisdiction if (i) the requisite qualification in such jurisdiction shall not have been obtained, (ii) such exercise shall not be permitted under applicable law or (iii) if applicable, a registration statement in respect of such securities shall not have been declared effective.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT-........ Custodian .... (Cust) (Minor)
TEN ENT	– as tenants by the entireties	
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act........ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ....

....

Please print or typewrite name and address including postal zip code of assignee

....

....

.... Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint ....

....

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated..

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.